UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2012

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders at Time Warner Inc.’s (the “Company”) Annual Meeting of Stockholders held on May 15, 2012 are as follows.

		For	Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	James L. Barksdale	749,652,399	11,243,095	1,477,153	76,285,953

	William P. Barr	693,988,795	67,840,964	542,888	76,285,953

	Jeffrey L. Bewkes	730,512,652	26,544,570	5,315,425	76,285,953

	Stephen F. Bollenbach	686,752,999	75,089,949	529,699	76,285,953

	Robert C. Clark	745,724,515	10,562,890	6,085,242	76,285,953

	Mathias Döpfner	688,399,240	72,428,956	1,544,451	76,285,953

	Jessica P. Einhorn	755,664,933	5,186,924	1,520,790	76,285,953

	Fred Hassan	747,799,686	13,053,469	1,519,492	76,285,953

	Kenneth J. Novack	734,465,931	26,347,203	1,559,513	76,285,953

	Paul D. Wachter	756,369,378	4,269,204	1,734,065	76,285,953

	Deborah C. Wright	756,688,641	4,117,288	1,566,718	76,285,953

Under the Company’s By-laws, each of the directors was elected, having received “for” votes from a majority of the votes duly cast by the holders of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to such director.

		For	Against	Abstentions
2.	Ratification of appointment of Ernst & Young LLP as independent auditors	827,835,573	9,784,069	1,038,958

	The appointment of Ernst & Young LLP was ratified, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

		For	Against	Abstentions	Broker Non-Votes
3.	Advisory vote to approve named executive officer compensation	600,589,768	156,573,244	5,207,861	76,287,727

	The proposal was approved, on an advisory basis, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.
		For	Against	Abstentions	Broker Non-Votes
4.	Stockholder proposal regarding shareholder action by written consent	352,892,769	407,319,425	2,160,453	76,285,953

	Under the Company’s By-laws, the proposal failed, having received “for” votes from less than a majority of the votes duly cast by the holders of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Pascal Desroches
Name: Pascal Desroches
Title: Senior Vice President and Controller

Date:    May 21, 2012